                                                                     EXHIBIT 5.1

                   Phillips Nizer Benjamin Krim & Ballon LLP
                               666 Fifth Avenue
                         New York, New York 10103-0084



                                March 30, 2001


Star Gas Partners, L.P.
2187 Atlantic Street
Stamford, CT 06912-0011

        Re:    Registration Statement of Form S-3
               ----------------------------------

Ladies and Gentlemen:

        We refer to the above-captioned registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Star Gas Partners, L.P., a Delaware limited partnership (the "Partnership"), with the securities and Exchange Commission, relating to common units of limited partnership interests in the Partnership and partnership securities consisting of any class or series of units of limited partnership interests in the Partnership, any option, right, warrant or appreciation rights relating to these securities or any other type of equity interest or rights to acquire any equity interest that the Partnership may issue according to its partnership agreement (collectively, the "Equity Securities") and senior debt securities and subordinated debt securities (collectively, the "Debt Securities") to be issued and sold by the Partnership from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $200,000,000.

        Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Registration Statement.

        We have examined (i) the form of the Senior Indenture filed by the Partnership as exhibit 4.4 to the Registration Statement to be executed by the Partnership and the trustee thereunder (the "Senior Indenture"), pursuant to which the senior Debt Securities may be issued and (ii) the form of the Subordinated Indenture filed by the Partnership as Exhibit 4.5 to the Registration Statement to be executed by the Partnership and the trustee thereunder (the "Subordinated Indenture"), pursuant to which the subordinated Debt Securities may be issued. In addition, we have made such examination of law and have examined originals or copies, certified or otherwise authenticated to our satisfaction, of all such records, agreements and other instruments, certificates and orders of public officials, certificates of the general partner of the Partnership and representatives of the Partnership, and other documents that we have deemed necessary to render the opinions hereinafter set forth.

       In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original thereof

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of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

        Based on the foregoing, we are of the opinion that:

        1. The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware.

        2. With respect to Equity Services, when (a) the Partnership has taken all necessary action to approve the issuance of such Equity Securities, the terms of the offering thereof and related matters and (b) such Equity Securities have been issued and delivered in accordance with the terms of the Partnership Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Equity Securities will be validly issued, fully paid and nonassessable.

        3. With respect to Debt Securities to be issued under a Senior Indenture, when (a) the Senior Indenture has been duly authorized and validly executed and delivered by the Partnership and the Trustee, (b) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in Accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        4. With respect to Debt Securities to be issued under a Subordinated Indenture, when (a) the Subordinated Indenture has been duly authorized and validly executed and delivered by the Partnership and the Trustee, (b) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights

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generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        We are attorneys admitted to practice in the State of New York. Our opinion relates only to the laws of the State of New York, applicable federal law of the United States of America and the corporate and limited partnership laws of Delaware. We express no opinion on the law of any other jurisdiction.

        We hereby consent to the filing of this opinion as an exhibit to the Registration and to the reference to our firm under the caption ""Validity of Securities" in the related Prospectus. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.

                                        Very truly yours,

                                        /s/ Brian Brodrick

                                        PHILIP NIZER BENJAMIN
                                          KRIM & BALLON LLP